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                                                                    Exhibit 23.3

           [LETTERHEAD OF PARENT, McLAUGHLIN & NANGLE APPEARS HERE]

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574) and (333-12789), on Form S-3 (333-14025) and
(333-10383) and on Form S-4 (333-13133) of U.S. Office Products Company of our report dated May 23, 1996, except for Note N as to which the date is October 14, 1996, relating to the financial statements of Bay State Computer Group, Inc. which appears in this Current Report on Form 8-K of U.S. Office Products Company.


                                        /s/ Parent, McLaughlin & Nangle

                                        Parent, McLaughlin & Nangle
                                        Boston, Massachusetts

December 2, 1996